DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(DNBF –Nasdaq)

DNB Financial Corporation
Declares a $0.065 Cash Dividend

(August 28, 2009 -- Downingtown, PA) The Board of Directors of DNB Financial Corporation, parent of DNB First, National Association, the oldest independent bank in Chester County, declared a cash dividend of $0.065 per share for the third quarter of 2009, to shareholders of record on September 10, 2009.  The cash dividend will be paid on September 20, 2009.

Founded in 1860, DNB First is a community bank headquartered in Downingtown, Pennsylvania, with thirteen offices in Chester and Delaware Counties. In addition to a broad array of consumer and business banking products, DNB offers brokerage and insurance through DNB Financial Services, and trust services through DNB Advisors. DNB Financial Corporation’s shares are traded on NASDAQ under the symbol: DNBF. We invite our customers and shareholders to visit our website at http://www.dnbfirst.com.